                                                                    Exhibit 99.1


        TERAYON TO PRESENT AT SIXTH ANNUAL NEEDHAM GROWTH CONFERENCE ON
                                JANUARY 6, 2004

Santa Clara, California - January 5, 2004 - Terayon Communication Systems, Inc. (Nasdaq: TERN), the leading innovator of intelligent broadband access, today announced that Dr. Zaki Rakib, Terayon's Chief Executive Officer, and Art Taylor, Terayon's Chief Financial Officer, will present an overview of Terayon to investors at the Sixth Annual Needham & Company Growth Conference in New York City on Tuesday, January 6, 2004 at 9 a.m. EST. There will be a live webcast and a copy of the slide materials available to the public at http://www.terayon.com/investor beginning at 9 a.m. EST on January 6, 2004. An on-demand replay of the webcast will remain available for thirty days following the presentation.

ABOUT TERAYON

      Terayon Communication Systems, Inc. is the leading innovator of intelligent broadband access for operators who want to deliver the widest range of advanced data, video and voice services. Terayon maintains its headquarters in Santa Clara, California, and has sales and support offices worldwide. The company is traded on the Nasdaq under the symbol TERN and can be found on the web at www.terayon.com.

                                     # # #


Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.